     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 26, 1999.



                                                      Registration No. 333-82685

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                       SECURITIES AND EXCHANGE COMMISSION
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------
                                AFFYMETRIX, INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                 77-0319159
 (State or Other Jurisdiction    (I.R.S. Employer
              of                  Identification
Incorporation or Organization)       Number)

                            3380 CENTRAL EXPRESSWAY
                             SANTA CLARA, CA 95051
                                 (408) 731-5000

         (Address, Including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                                  VERN NORVIEL
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                AFFYMETRIX, INC.
                            3380 CENTRAL EXPRESSWAY
                             SANTA CLARA, CA 95051
                                 (408) 731-5000

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communications to:

                           --------------------------

                                   COPIES TO:
                         ROBERT V. GUNDERSON, JR., ESQ.
                             CARLA S. NEWELL, ESQ.
                          ROBERT C. SEPUCHA, JR., ESQ.
         GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP
                             155 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /


    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                EXPLANATORY NOTE



    The purpose of this amendment no. 1 is solely to file certain exhibits to the registration statement as set forth below in item 16 of part II.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS.


    The exhibits listed in the exhibit index as filed as part of this registration statement.

    (a) Exhibits


 EXHIBIT
  NUMBER                           DESCRIPTION
---------- ------------------------------------------------------------
   *3.1    Amended and Restated Certificate of Incorporation
 (1)3.2    Bylaws
 (2)4.1    Summary of Rights to Purchase Shares of Preferred Stock
           pursuant to the Rights Agreement dated as of October 15,
           1998
   23      Consent of Ernst & Young LLP, Independent Auditors
 **10.1    Asset Purchase Agreement by and between Beckman Coulter,
           Inc. and Affymetrix, Inc.
   10.2    Assumption of Certain Liabilities
 **10.3    License Agreement
 **10.4    Agreement by and among ISIS Innovation Limited and Beckman
           Instruments, Inc. dated as of April 17, 1996
 **10.5    License Agreement
 **10.6    Limited Liability Company Operating Agreement
   10.7    Form of Assignment of Assets
 **10.8    Letter of Agreement dated July 23, 1998
 **10.9    OEM Supply Agreement by and between Beckman Coulter, Inc.
           and Affymetrix, Inc.
  *10.10   Promissory Note by Susan E. Siegel
  *10.11   Amendment to Lease by and between Affymetrix, Inc. and Harry
           Locklin dated as of May 12, 1999
  *10.12   First Addendum to Lease by and between Solar Oakmead Joint
           Venture and Affymetrix, Inc.
  *10.13   Amendment No. 1 to the 1996 Nonemployee Directors Stock
           Option Plan of Affymetrix, Inc.
 **10.14   Letter of Agreement dated as of August 28, 1998


------------------------

(1) Incorporated by reference to the same number exhibit filed with our form 8-K as filed on September 29, 1998 (File No. 000-28218).

(2) Incorporated by reference to exhibit 3.3 filed with our form 8-K as filed on October 16, 1998 (File No. 000-28218).


 * Previously filed.



** Confidential treatment requested.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on the 26th day of July, 1999.


                                AFFYMETRIX, INC.

                                By:        /s/ STEPHEN P.A. FODOR, PH.D.
                                     -----------------------------------------
                                             Stephen P.A. Fodor, Ph.D.
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER,
                                                      DIRECTOR

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ STEPHEN P.A. FODOR,
            PH.D.               President and Chief
------------------------------    Executive Officer,           July 26, 1999
  Stephen P.A. Fodor, Ph.D.       Director

                                Vice President and Chief
                                  Financial Officer
------------------------------    (Principal Financial and     July 26, 1999
      Edward M. Hurwitz           Accounting Officer)

------------------------------  Chairman of the Board          July 26, 1999
    John D. Diekman, Ph.D.

------------------------------  Director                       July 26, 1999
       Paul Berg, Ph.D.

------------------------------  Director                       July 26, 1999
        Adrian Hennah

------------------------------  Director                       July 26, 1999
    Vernon R. Loucks, Jr.

------------------------------  Director                       July 26, 1999
     Barry C. Ross, Ph.D.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

------------------------------  Director                       July 26, 1999
       David B. Singer

------------------------------  Director                       July 26, 1999
     Lubert Stryer, M.D.

------------------------------  Director                       July 26, 1999
        John A. Young


*By:   /s/ STEPHEN P.A. FODOR,
                PH.D.
      -------------------------
      Stephen P.A. Fodor, Ph.D.
          ATTORNEY-IN-FACT